Exhibit 99.2

HighPoint Resources Corporation

Class 4 - Notes Claims Beneficial Holder Ballot

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS ACCOMPANYING THIS BENEFICIAL HOLDER BALLOT.

IMPORTANT: NO CHAPTER 11 CASES HAVE BEEN COMMENCED AS OF THE DATE OF THE DISTRIBUTION OF THIS BALLOT. IN THE EVENT THE MINIMUM PARTICIPATION CONDITION AND THE OTHER CONDITIONS FOR THE OUT-OF-COURT RESTRUCTURING ARE NOT SATISFIED OR WAIVED, OR AN IN-COURT RESTRUCTURING IS OTHERWISE NECESSARY OR APPROPRIATE, THE DEBTORS INTEND TO FILE CHAPTER 11 CASES AND SEEK CONFIRMATION OF THE PREPACKAGED PLAN BY THE BANKRUPTCY COURT SHORTLY THEREAFTER AS DESCRIBED IN GREATER DETAIL IN THE ACCOMPANYING PROSPECTUS AND THE DISCLOSURE STATEMENT.

cLASS 4 Notes Claims
BENEFICIAL HOLDER BALLOT FOR ACCEPTING Or REJECTINg
THE dEBTORS’ Joint PREPACKAGED Chapter 11 Plan OF rEORGANIZATION1

This “Beneficial Holder Ballot” is for use by Beneficial Holders2 holding Notes in “street name” through brokers, dealers, commercial banks, trust companies, or other agent nominees (each, a “Nominee”) as of [●], 2020 (the “Voting Record Date”).

Please use this Beneficial Holder Ballot to cast your vote to accept or reject the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization (as may be amended, modified or supplemented in accordance with its terms, the Prepackaged Plan”),3 which is being proposed by HighPoint Resources Corporation (the “Company”) and its affiliates that also intend to commence Chapter 11 Cases (collectively, the “Debtors”) if the conditions to the HighPoint out-of-court proposal, as discussed in the Registration Statement Documents that accompany this Beneficial Holder Ballot, are not met. The Prepackaged Plan is included as Annex [●] to the accompanying Prospectus of Bonanza Creek Energy, Inc., (“BCEI”) dated December [●], 2020, as may be amended, modified or supplemented (collectively, the “Prospectus”, together with the Disclosure Statement is referred to herein as the “Registration Statement Documents”). The Prepackaged Plan contemplates the consummation of certain comprehensive restructuring and recapitalization transactions whereby, among other things, a subsidiary of BCEI, will merge with and into the Company pursuant to a Merger Agreement (the “Merger”). The Merger Agreement is included as Exhibit [●] to the Disclosure Statement. The Prepackaged Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if the Prepackaged Plan (a) is accepted by the holders of two-thirds in amount and more than one-half in number of Claims or Interests in each Class that votes on the Prepackaged Plan, and (b) otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Prepackaged Plan if the Prepackaged Plan (a) provides fair and equitable treatment to, and does not discriminate unfairly against, the class(es) of claims or interests that rejected the Prepackaged Plan, in accordance with section 1129(b) of the Bankruptcy Code, and (b) otherwise satisfies the requirements of sections 1129(a) and 1129(b) of the Bankruptcy Code.

Please carefully read the accompanying Registration Statement Documents and Prepackaged Plan and follow the enclosed instructions for completing this Beneficial Holder Ballot included in the package (the “Solicitation Package”). If you believe you have received this Beneficial Holder Ballot in error, have any questions regarding this Beneficial Holder Ballot, the enclosed voting instructions, or the procedures for voting, including voting instructions received from your Nominee, please contact your Nominee. If you need to obtain additional solicitation materials or have general questions about the Debtors’ solicitation of Plan votes, please contact Epiq Corporate Restructuring LLC, (the “Voting Agent”) by (i) calling the Voting Agent at (855) 914-4726 (toll free) or (503) 520-4495 (international), (ii) emailing Tabulation@epiqglobal.com and referencing “HighPoint Resources” in the subject line, (iii) visiting the Debtors’ restructuring website at https://dm.epiq11.com/[HighPoint]; and/or (iv) writing to the Voting Agent at HighPoint Resources, c/o Epiq Corporate Restructuring LLC, 10300 SW Allen Boulevard, Beaverton, OR 97005.  After the Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings filed with the Court for free by visiting the Debtors’ restructuring website, https://dm.epiq11.com/[HighPoint], or for a fee via PACER at https://www.pacer.gov. You may wish to seek legal or other professional advice concerning the proposals related to the Prepackaged Plan.

[1]	The anticipated Debtors in these chapter 11 cases and the last four digits of each such Debtor’s taxpayer identification number are as follows: HighPoint Resources Corporation (0361); HighPoint Operating Corporation (0545); and Fifth Pocket Production, LLC (8360). The location of the Debtors’ principal place of business is 555 17th Street, Suite 3700 Denver, Colorado 8020.

[2]	A “Beneficial Holder” is a beneficial owner of Class 4 Notes whose Claims have not been satisfied prior to the Voting Record Date pursuant to court order or otherwise, as reflected in the records maintained by the Nominees (as defined herein) holding through the Depository Trust Company or other relevant security depository and/or the applicable indenture trustee, as of the Voting Record Date.

[3]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement Documents, or the Prepackaged Plan, as applicable.

Class 4 - Notes Claims Beneficial Holder Ballot

•	IF YOU HAVE ANY QUESTIONS REGARDING THIS BENEFICIAL HOLDER BALLOT OR THE VOTING PROCEDURES, INCLUDING VOTING INSTRUCTIONS RECEIVED FROM YOUR NOMINEE, PLEASE CONTACT YOUR NOMINEE. IF YOU HAVE GENERAL QUESTIONS ABOUT THE DEBTORS’ SOLICITATION OF PLAN VOTES OR THE SOLICITATION MATERIALS YOU HAVE RECEIVED, OR YOU NEED TO OBTAIN ADDITIONAL SOLICITATION MATERIALS, PLEASE CONTACT THE DEBTORS’ VOTING AGENT by (i) calling the Voting Agent at (855) 914-4726 (toll free) or (503) 520-4495 (international), (ii) emailing Tabulation@epiqglobal.com and referencing “HighPoint Resources” in the subject line, (iii) visiting the Debtors’ restructuring website at https://dm.epiq11.com/[HighPoint]; and/or (iv) writing to the Voting Agent at HighPoint Resources, c/o Epiq Corporate Restructuring LLC, 10300 SW Allen Boulevard, Beaverton, OR 97005. After the Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings filed with the Court for free by visiting the Debtors’ restructuring website, https://dm.epiq11.com/[HighPoint], or for a fee via PACER at https://www.pacer.gov.

•	PLEASE READ AND FOLLOW THE ENCLOSED VOTING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS BENEFICIAL HOLDER BALLOT.

•	THE MASTER BALLOT CAST ON YOUR BEHALF INCORPORATING YOUR VOTE SUBMITTED THROUGH THIS BENEFICIAL HOLDER BALLOT OR OTHERWISE (THE “MASTER BALLOT”, TOGETHER WITH THE BENEFICIAL HOLDER BALLOT, A “BALLOT”) MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT BEFORE 5:00 P.M., EASTERN TIME (3:00 P.M. MOUNTAIN TIME), ON [●] (THE “VOTING DEADLINE”). IF THE VOTING AGENT DOES NOT RECEIVE YOUR PRE-VALIDATED BENEFICIAL HOLDER BALLOT OR THE MASTER BALLOT CONTAINING YOUR VOTE BEFORE THE VOTING DEADLINE, AND UNLESS THE DEBTORS DETERMINE OTHERWISE OR AS PERMITTED BY THE BANKRUPTCY COURT, YOUR VOTE WILL NOT BE COUNTED.

•	CONFIRMATION OF THE PREPACKAGED PLAN IS EXPRESSLY CONDITIONED UPON BANKRUPTCY COURT APPROVAL OF THE RELEASES BY RELEASING PARTIES (AS DESCRIBED BELOW AND LOCATED IN ARTICLE VIII OF THE PREPACKAGED PLAN), WHICH, IF APPROVED BY THE BANKRUPTCY COURT, WOULD PERMANENTLY ENJOIN HOLDERS OF CERTAIN CLAIMS AGAINST THIRD PARTIES FROM ASSERTING SUCH CLAIMS AGAINST SUCH NON-DEBTOR THIRD PARTIES. THE RELEASES BY RELEASING PARTIES, IF APPROVED, WILL BIND AFFECTED HOLDERS OF CLAIMS IN THE MANNER DESCRIBED IN ITEM 3 OF THIS BENEFICIAL HOLDER BALLOT.

•	If the CHAPTER 11 CASES ARE FILED AND THE Bankruptcy Court confirms the PREPACKAGED plan, it will bind you regardless of whether you have voted.

•	NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE ACCOMPANYING REGISTRATION STATEMENT DOCUMENTS OR THE OTHER MATERIALS ACCOMPANYING THIS BENEFICIAL HOLDER BALLOT.

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

All Holders of Class 4 Notes Claims should submit this Beneficial Holder Ballot in order to have their votes and elections counted in accordance with the Solicitation Procedures before the Voting Deadline.

HOW TO VOTE

1.      COMPLETE ITEM 1, ITEM 2, AND ITEM 4.

2.      REVIEW THE RELEASES CONTAINED IN ITEM 3 AND THE CERTIFICATIONS CONTAINED IN ITEM 5.

3.      SIGN AND DATE YOUR BENEFICIAL HOLDER BALLOT. (Please provide your name and mailing address in the space provided on this BENEFICIAL HOLDER Ballot.4)

4.      RETURN THE BENEFICIAL HOLDER BALLOT TO your Nominee[5] in accordance with your Nominee’s instructions.

5.      IF YOU HOLD NOTES IN MULTIPLE ACCOUNTS, YOU MUST SUBMIT A BENEFICIAL HOLDER BALLOT FOR EACH SUCH ACCOUNT FOR WHICH YOUR CLAIMS ARE HELD. IF YOU HOLD 7% NOTES AND 8.75% NOTES, YOU MUST SUBMIT A BENEFICIAL HOLDER BALLOT FOR EACH SERIES OF NOTES SEPARATELY. SIMILARLY, IF YOU HOLD A CLAIM OR INTEREST IN MORE THAN ONE CLASS ENTITLED TO VOTE, YOU MUST SUBMIT A SEPARATE BENEFICIAL HOLDER BALLOT FOR EACH SUCH CLAIM OR INTEREST.

6.      YOU MUST VOTE ALL OF YOUR CLASS 4 NOTES CLAIMS EITHER TO ACCEPT OR REJECT THE PREPACKAGED PLAN, AND MAY NOT SPLIT YOUR VOTE.

7.      IF YOU HOLD NOTES IN YOUR OWN NAME THROUGH DTC (I.E., AS BOTH A BENEFICIAL HOLDER AND NOMINEE), PLEASE USE A MASTER BALLOT TO SUBMIT YOUR VOTE.

OTHER IMPORTANT INFORMATION

1.      Any Beneficial Holder Ballot submitted that is incomplete or illegible, indicates unclear or inconsistent votes with respect to the Prepackaged Plan or is improperly signed and returned will NOT be counted unless the Debtors determine otherwise.

2.      To vote, you must submit your vote to your Nominee in accordance with your Nominee’s instructions by a date determined by your Nominee and in sufficient time for your Nominee to then forward a Master Ballot containing your vote to the Voting Agent so that it is actually received by the Voting Agent on or before the Voting Deadline by one of the methods described above. The “Voting Deadline” is 5:00 p.m., Eastern Time (3:00 p.m Mountain Time), on [●]. Your Nominee may collect your vote through this Beneficial Holder Ballot or through other customary means of collecting votes including (but not limited to) via voter information form “VIF”, e-mail, or telephone in lieu of this Beneficial Holder Ballot.

[4]	If you are signing this Beneficial Holder Ballot in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, or officer of a corporation or otherwise acting in a fiduciary or representative capacity, you must indicate such capacity when signing and, if required or requested by the Voting Agent, the Debtors, the Debtors’ proposed counsel, or the Bankruptcy Court, you must submit proper evidence to the requesting party of authority to so act on behalf of such holder.

[5]	“Nominee” means the broker, dealer, commercial bank, trust company, savings, and loan, financial institution, or other such party whose name your beneficial ownership in Class 4 Notes Claims is registered or held of record on our behalf as of the Voting Record Date.

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

3.      Any vote received by the Voting Agent after the Voting Deadline will not be counted with respect to acceptance or rejection of the Prepackaged Plan, as applicable, unless the Debtors determine otherwise. Subject to the Transaction Support Agreement, no vote may be withdrawn or modified after the Voting Deadline without the Debtors’ prior consent and/or permission of the Bankruptcy Court.

4.      Except as otherwise provided herein, delivery to the Voting Agent of a Master Ballot reflecting your vote will be deemed to have occurred only when the Voting Agent actually receives the executed Master Ballot, as applicable. In all cases, you should allow sufficient time to assure timely delivery of your vote to your Nominee for purposes of incorporating your vote into a Master Ballot to be submitted to the Voting Agent by the Voting Deadline.

5.      If, as of the Voting Record Date, you held Claims or Interests in more than one voting Class under the Prepackaged Plan, you must submit a separate Ballot for each Class of Claims or Interests. You must also submit more than one Beneficial Holder Ballot if, as of the Voting Record Date, you held Notes Claims through one or more affiliated funds, in which case the vote cast by each such affiliated fund will be counted separately. Separate Claims or Interests held by affiliated funds in a particular Class shall not be aggregated, and the vote of each such affiliated fund related to its Claims or Interests shall be treated as a separate vote to accept or reject the Prepackaged Plan (as applicable).

6.      If you deliver multiple votes to your Nominee with respect to the same Notes, ONLY the last properly executed Beneficial Holder Ballot or other voting instruction timely received will be deemed to reflect your intent and will supersede and revoke any prior Beneficial Holder Ballot(s) and votes. For the avoidance of doubt, all prior Beneficial Holder Ballots submitted by you prior to the Beneficial Holder Ballot last received by your Nominee will be deemed null and void.

7.      This Beneficial Holder Ballot does not constitute, and shall not be deemed to be, a Proof of Claim, or an assertion or admission of a Claim, in the Debtors’ Chapter 11 Cases.

8.      You should not rely on any information, representations, or inducements made to obtain an acceptance of the Prepackaged Plan that are other than as set forth in, or are inconsistent with, the information contained in the Registration Statement Documents, the documents attached to or incorporated in the Registration Statement Documents and the Prepackaged Plan.

you should submit your vote
(whether through beneficial holder ballot or otherwise)
to your Nominee with sufficient time for your Nominee
to receive your Ballot, complete a Master Ballot, and
transmit the Master Ballot to THE VOTING AGENT so that it is
ACTUALLY received BY THE VOTING AGENT BEFORE the Voting Deadline.

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

Item 1. Principal Amount of Class 4 Notes Claims.

The undersigned hereby certifies that, as of the Voting Record Date, it was the Beneficial Holder, or authorized signatory for a Beneficial Holder, of Class 4 Notes with the CUSIP and/or ISIN number set forth in Exhibit A hereto in the following aggregate principal amount. (In the box below, please insert the applicable principal amount of Notes held in the CUSIP and/or ISIN selected on Exhibit A hereto. If your Class 4 Notes Claims are held on your behalf through a Nominee and you do not know the amount of your Class 4 Notes Claim, please contact your Nominee for this information without delay.)

Aggregate Principal Amount Held by Beneficial Holder
_________________________________________________ (indicate in dollars ($))

Please be certain to check only one box on Exhibit A attached to Beneficial Holder Ballot to indicate the CUSIP and/or ISIN to which this Beneficial Holder Ballot pertains. If you check more than one CUSIP and/or ISIN, you risk having your vote deemed invalid.

Item 2. Vote of Class 4 Notes Claims.

The Beneficial Holder of the Class 4 Notes Claims set forth in Item 1 votes to (please check only one):
Accept the Prepackaged Plan ☐	Reject the Prepackaged Plan ☐

Item 3. Releases.

Article VIII.C of the Prepackaged Plan provides for a release by the Debtors (the “Debtor Release”):

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is deemed released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, or that any holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the Merger Agreement, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the TSA, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Merger Agreement, the TSA and related prepetition transactions, the Definitive Documents, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Merger Agreement, the TSA, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance, distribution, or conversion of securities pursuant to the Merger Agreement, the Plan, or the distribution of property under the Plan or any other related agreement, including the Merger Agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Merger Agreement, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

Important information regarding the Third-Party Release.

The Prepackaged Plan contains a series of releases that are part of the overall restructuring set forth in the Prepackaged Plan and described in greater detail in the Registration Statement Documents. In that respect, parties should be aware that, if the Prepackaged Plan is confirmed and the Effective Date occurs, certain parties will be getting releases and certain parties will be giving releases as set forth in Article VIII of the Prepackaged Plan. For your convenience, excerpts of the release provisions from the Prepackaged Plan are set forth below, however, you should carefully read the Registration Statement Documents and the Prepackaged Plan this Ballot accompanies with respect to the releases.

If you do not consent to the releases contained in the Prepackaged Plan and the related injunction, you may elect not to grant such releases but only if you affirmatively elect to “opt out” of being a Releasing Party by completing the “opt out” form below and timely returning this Ballot in advance of the Voting Deadline. AS A “RELEASING PARTY” UNDER THE PREPACKAGED PLAN, YOU ARE DEEMED TO PROVIDE THE RELEASES CONTAINED IN ARTICLE VIII.D OF THE PREPACKAGED PLAN, AS SET FORTH ABOVE. YOU MAY ELECT NOT TO GRANT THE RELEASE CONTAINED IN ARTICLE VIII.D OF THE PREPACKAGED PLAN ONLY IF YOU CHECK THE BOX BELOW AND SUBMIT THE BALLOT BY THE VOTING DEADLINE. IN ALL OTHER CASES, YOU WILL BE DEEMED TO CONSENT TO THE RELEASES SET FORTH IN ARTICLE VIII.D OF THE PREPACKAGED PLAN. THE ELECTION TO WITHHOLD CONSENT TO GRANT SUCH RELEASE IS AT YOUR OPTION. BY OPTING OUT OF THE RELEASES SET FORTH IN ARTICLE VIII.D OF THE PREPACKAGED PLAN, YOU WILL FOREGO THE BENEFIT OF OBTAINING THE RELEASES SET FORTH IN ARTICLE VIII OF THE PREPACKAGED PLAN IF YOU ARE A RELEASED PARTY IN CONNECTION THEREWITH.

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

Article VIII.D of the Prepackaged Plan provides for a third-party release by the Releasing Parties (the “Third-Party Release”):

Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, or because of the foregoing entities, is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the purchase, sale, or rescission of any security of the Debtors or Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the TSA, the formulation, preparation, dissemination, negotiation, entry into or filing of, as applicable, the TSA and related prepetition transactions, the Definitive Documents, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the TSA, the Merger Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance, distribution or conversion of securities pursuant to the Merger Agreement, the Plan, or the distribution of property under the Plan or any other related agreement, including the Merger Agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Merger Agreement, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

IMPORTANT INFORMATION REGARDING THE THIRD-PARTY RELEASE:

under the Prepackaged Plan, “Released Party” means, collectively, and solely in its capacity as such: (i)(a) the Debtors; (b) the Reorganized Debtors; (c) with respect to each of the foregoing parties in clauses (i)(a) and (i)(b), each of such Entity’s current and former Affiliates; and (d) with respect to each of the foregoing parties in clauses (i)(a) through (i)(c), each of such party’s current and former directors, managers, officers, principals, members, managed accounts or funds, fund advisors, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; and (ii) (a) [RESERVED]; (b) each Consenting Noteholder; (c) [RESERVED]; (d) each Trustee; (e) the Consenting Shareholders; (f) BCEI; (g) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(f), each of such Entity’s current and former Affiliates; and (h) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(g), each of such party’s current and former directors, managers, officers, principals, members, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, investment advisors, investment committee members, special committee members, affiliated investment funds or investment vehicles, managed accounts or funds, participants, management companies, fund advisors or managers, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals or advisors; provided that for purposes of this definition, in no event shall “Affiliate” include any entity that is not directly or indirectly, controlled by, or under common control with, the party of which such entity is an affiliate; provided, further, that any Holder of a Claim or Interest that opts out of, or objects to, the releases contained in the Plan shall not be a “Released Party”. UNDER THE PREPACKAGED PLAN, “Releasing Party” means each of the following, solely in its capacity as such: (a) each Holder of a RBL Claim; (b) each Consenting Noteholder; (c) the RBL Agent; (d) each Trustee; (e) each Consenting Shareholder; (f) all Holders of Claims or Interests who vote to accept or are deemed to accept the Plan; (g) all Holders of Claims or Interests who are eligible to vote, but abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; (h) all Holders of Claims or Interests who vote to reject or are deemed to reject the Plan and who do not opt out of the releases provided by the Plan; (i) with respect to the foregoing clauses (a) through (h), each such Entity and its current and former Affiliates; and (j) with respect to the foregoing clauses (a) through (i), each such party’s current and former directors, managers, officers, principals, members, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, investment advisors, investment committee members, special committee members, affiliated investment funds or investment vehicles, managed accounts or funds, participants, management companies, fund advisors or managers, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals or advisors; provided, that any Holder of a Claim or Interest that validly opts out of, or objects to, the releases contained in the Plan shall not be a “Releasing Party”.

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

By checking the box below, the undersigned holder of a Class 4 Notes set forth in Item 1 elects to (optional):

☐ Opt Out of the Third-Party Release

Article VIII.E of the Prepackaged Plan provides for an exculpation of certain parties (the “Exculpation”):

Effective as of the Effective Date, without affecting or limiting either the Debtor Release or the Third-Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is released and exculpated from, any Cause of Action for any Claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Merger Agreement, the TSA and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Merger Agreement, the TSA, the Definitive Documents, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance, distribution or conversion of securities pursuant to the Merger Agreement, the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties and other parties set forth above have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

Definitions Related to the Exculpation:

UNDER THE PREPACKAGED PLAN, “Exculpated Parties” means, collectively, each of the following, solely in its capacity as such: (i)(a) the Debtors; (b) the Reorganized Debtors; (c) with respect to each of the foregoing parties in clauses (i)(a) and (i)(b), each of such Entity’s current and former Affiliates; and (d) with respect to each of the foregoing parties in clauses (i)(a) through (i)(c), each of such party’s current and former directors, managers, officers, principals, members, managed accounts or funds, fund advisors, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; and (ii)(a) RESERVED; (b) the Consenting Noteholders; (c) [RESERVED]; (d) each Trustee, (e) the Consenting Shareholders; (f) BCEI; (g) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(f), each of such Entity’s current and former Affiliates; and (h) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(g), each of such party’s current and former directors, managers, officers, principals, members, managed accounts or funds, fund advisors, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, investment advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

Article VIII.F of the Prepackaged Plan establishes an injunction (the “Injunction”):

Effective as of the Effective Date, pursuant to section 524(a) of the Bankruptcy Code, and except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

Item 4. Class 4 Notes Claims held in Additional Accounts.

By completing and returning this Beneficial Holder Ballot, the Beneficial Holder of the Notes Claims identified in Item 1 certifies that (a) this Beneficial Holder Ballot is the only Beneficial Holder Ballot submitted for the Class 4 Notes Claims owned by such Beneficial Holder as indicated in Item 1, except for the Notes Claims identified in the following table (please use additional sheets of paper if necessary); and (b) all Beneficial Holder Ballots for Notes Claims submitted by the Beneficial Holder indicate the same vote to accept or reject the Plan that the Beneficial Holder has indicated in Item 2 of this Ballot. To be clear, if any Beneficial Holder holds Notes Claims through one or more Nominees, such Beneficial Holder must identify all Notes Claims held through each Nominee in the following table, and must confirm the same vote to accept or reject the Prepackaged Plan on all Beneficial Holder Ballots submitted.

ONLY COMPLETE THIS ITEM 4 IF YOU HAVE SUBMITTED OTHER BENEFICIAL HOLDER BALLOTS

CUSIP of Other Class 4 Notes Claims Voted by Beneficial Holder	Beneficial Holder’s Account Number with Other Nominee	Name of Nominee through which the Beneficial Holder Holds Other Class 4 Notes Claims	Principal Amount of Other Class 4 Notes Claims Voted through Other Nominee (indicate in $)

Item 5. Certifications.

Upon execution of this Beneficial Holder Ballot, the undersigned certifies that:

1.	as of the Voting Record Date, it was the Beneficial Holder (or an authorized signatory for a Beneficial Holder) of the Class 4 Notes Claims set forth in Item 1 and Exhibit A;

2.	it is eligible to be treated as the Holder of the Class 4 Notes Claims set forth in Item 1 and Exhibit A for the purposes of voting on the Prepackaged Plan;

3.	it has received a copy of the Solicitation Package this Ballot accompanies and acknowledges that the solicitation, including the election with respect to the Third-Party Release, is being made pursuant to the terms and conditions set forth therein;

4.	it has not relied on any statement made or other information received from any person with respect to the Prepackaged Plan other than the information contained in the Solicitation Package materials;

5.	it has cast the same vote with respect to each of the Holder’s Class 4 Notes Claims;

6.	it understands the treatment provided for its Class 4 Notes Claims under the Prepackaged Plan;

7.	it understands the recoveries provided for in the Prepackaged Plan are expressly conditioned upon confirmation and consummation of the Prepackaged Plan;

8.	it acknowledges and agrees that the Debtors may make conforming changes to the Prepackaged Plan as may be reasonably necessary, subject to section 1127 of the Bankruptcy Code and in accordance with the terms and conditions set forth in the Transaction Support Agreement and the Merger Agreement; provided that the Debtors will not resolicit acceptances or rejections of the Prepackaged Plan in the event of such conforming changes unless otherwise required to by the Bankruptcy Court;

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

9.	it understands and acknowledges that only the last properly executed Beneficial Holder Ballot cast prior to the Voting Deadline with respect to the Class 4 Notes Claims set forth in Item 1 and Exhibit A will be counted, and, if any other Beneficial Holder Ballot has been previously cast with respect to the Class 4 Notes Claims set forth in Item 1, such other Beneficial Holder Ballot shall be deemed revoked;

10.	it understands and acknowledges that the securities being distributed pursuant to the Prepackaged Plan are not being distributed pursuant to a registration statement filed with the United States Securities and Exchange Commission, and that such securities will be acquired for the Holder’s own account and not with a view to any distribution of such securities in violation of the United States Securities Act of 1933, 15 U.S.C. §§ 77a–77aa;

11.	as of the Voting Record Date, it (a) has not transferred any Claim or related to the Class 4 Notes Claims set forth in Item 1 and (b) has not granted any lien or encumbrance in the Class 4 Notes Claims set forth in Item 1 that precludes it from voting on the Prepackaged Plan or submitting this Ballot;

12.	it has full and complete authority to execute and submit this Beneficial Holder Ballot; and

13.	it understands and acknowledges that all authority conferred or agreed to be conferred pursuant to this Beneficial Holder Ballot, and every obligation of the Holder hereunder, shall be binding upon the transferees, successors, assigns, heirs, executors, administrators, and legal representatives of the Holder and shall not be affected by, and shall survive, the death or incapacity of such Holder.

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

Item 6. Holder Information and Signature.

BENEFICIAL HOLDER BALLOT COMPLETION INFORMATION — COMPLETE THIS SECTION

Name of the Beneficial Holder:
Signature:

Signatory Name (if other than the Beneficial Holder):

Title:

Address:

Email Address:

Telephone Number:

Date Completed:

PLEASE COMPLETE, SIGN, AND DATE THIS BENEFICIAL HOLDER BALLOT AND RETURN IT
PROMPTLY TO YOUR NOMINEE ACCORDING TO YOUR NOMINEE’S INSTRUCTIONS.

IF YOU HOLD YOUR NOTES ON YOUR OWN BEHALF
(I.E., YOU ARE BOTH A BENEFICIAL HOLDER AND A NOMINEE),
USE THE MASTER BALLOT TO CONVEY YOUR VOTE.

THE MASTER BALLOT CAST ON YOUR BEHALF BY YOUR NOMINEE INCORPORATING YOUR
VOTE MUST BE COMPLETED, EXECUTED, AND RETURNED SO THAT SUCH MASTER BALLOT IS
ACTUALLY RECEIVED BY THE VOTING AGENT PRIOR TO THE VOTING DEADLINE

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

INSTRUCTIONS FOR COMPLETING THIS BENEFICIAL HOLDER BALLOT

1.	The Debtors are soliciting the votes of Holders of Class 4 Notes Claims with respect to the Prepackaged Plan. The Registration Statement Documents and the Prepackaged Plan are included in the packet this Beneficial Holder Ballot accompanies. Capitalized terms used and not defined herein have the meaning given to such terms in the Prepackaged Plan and the Registration Statement Documents, as applicable.

2.	The Prepackaged Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by (i) the Holders of two-thirds of the aggregate principal amount and more than one-half in number of the Claims and (ii) the Holders of two-thirds of the aggregate Interests voted in each Class that votes on the Prepackaged Plan and if the Prepackaged Plan otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Prepackaged Plan if it finds that the Prepackaged Plan (a) provides fair and equitable treatment to, and does not discriminate unfairly against, the Class or Classes rejecting it and (b) otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

3.	To ensure that your vote is counted, you must complete the Beneficial Holder Ballot and return it (or otherwise submit your vote to your Nominee in accordance with your Nominee’s instructions) to your Nominee by a date determined by your Nominee and in sufficient time for your Nominee to then receive your vote, complete a Master Ballot, and transmit the Master Ballot to the Voting Agent so that it is actually received by the Voting Agent before the Voting Deadline. Notwithstanding the foregoing, you should follow the instructions of your Nominee to return your Beneficial Holder Ballot or cast a vote in accordance with such Nominee’s customary procedures. Any Beneficial Holder Ballot submitted to a Nominee will not be counted until such Nominee properly completes and timely delivers a corresponding Master Ballot to the Voting Agent.

4.	Any vote received by the Voting Agent (including via a Nominee’s Master Ballot) after the Voting Deadline will not be counted unless the Debtors determine otherwise or as permitted by the Bankruptcy Court. Except as otherwise provided herein, such delivery will be deemed made only when the Voting Agent actually receives the executed Ballot or Master Ballot, as applicable. In all cases, Holders should allow sufficient time to assure timely delivery. No Ballot should be sent to the Debtors or the Debtors’ financial or legal advisors.

5.	If you deliver multiple Beneficial Holder Ballots to your Nominee, as applicable, the last properly executed Beneficial Holder Ballot timely received will supersede and revoke any earlier received Beneficial Holder Ballot.

6.	This Beneficial Holder Ballot is not a letter of transmittal for the Exchange Offers and may not be used for any purpose other than to vote to accept or reject the Prepackaged Plan. Accordingly, at this time, creditors and shareholders should not surrender certificates or instruments representing or evidencing their Claims or Interests, and neither the Debtors nor the Voting Agent will accept delivery of any such certificates or instruments surrendered together with this Beneficial Holder Ballot.

7.	This Beneficial Holder Ballot does not constitute, and shall not be deemed to be, a Proof of Claim or an assertion or admission of a Claim.

8.	You may not split your vote on any matter to be voted on herein (e.g., you must vote all of your Claims or Interests within a particular Class either to accept or reject the Prepackaged Plan).

9.	If you hold Claims or Interests in more than one Class under the Prepackaged Plan, or in multiple accounts, you must submit one Beneficial Holder for each different Class or account. Each Beneficial Holder votes only your Claims or Interests indicated on that Beneficial Holder.

10.	Please be sure to sign and date this Beneficial Holder Ballot. If you are signing this Beneficial Holder Ballot in your capacity as a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation, or otherwise acting in a fiduciary or representative capacity, you should indicate such capacity when signing and, if requested by the Voting Agent or the Debtors, must submit proper evidence of such capacity to the requesting party. In addition, please provide your name and mailing address.

11.	The following Beneficial Holder Ballots, shall not be counted in determining the acceptance or rejection of the Prepackaged Plan: (a) any Beneficial Holder Ballot that is illegible or contains insufficient information to permit the identification of the Holder of the Claim; (b) any Beneficial Holder Ballot or Master Ballot not actually received by the Voting Agent before the Voting Deadline, unless the Debtors determine otherwise or as permitted by the Bankruptcy Court; (c) any unsigned Beneficial Holder Ballot; (d) any Beneficial Holder Ballot that partially rejects and partially accepts the Prepackaged Plan; (e) any Beneficial Holder Ballot not marked to either accept or reject the Prepackaged Plan, or marked to both accept and reject the Prepackaged Plan; and (f) any Beneficial Holder Ballot superseded by a later, timely submitted valid Beneficial Holder Ballot.

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Beneficial Holder Ballot

PLEASE COMPLETE, SIGN, AND DATE THIS BENEFICIAL HOLDER BALLOT AND RETURN IT PROMPTLY. THIS BENEFICIAL HOLDER BALLOT MUST BE COMPLETED, EXECUTED, AND RETURNED TO YOUR NOMINEE WITH SUFFICIENT TIME FOR YOUR NOMINEE TO INCORPORATE YOUR VOTE ON A MASTER BALLOT THAT IS SUBMITTED BY YOUR NOMINEE SO THAT IT IS ACTUALLY RECEIVED BY THE VOTING AGENT PRIOR TO [●], AT 5:00 P.M. EASTERN TIME (3:00 P.M. MOUNTAIN TIME) OR YOUR VOTE WILL NOT BE COUNTED.

IF YOU HAVE ANY QUESTIONS REGARDING THIS BENEFICIAL HOLDER BALLOT OR THE VOTING PROCEDURES, INCLUDING VOTING INSTRUCTIONS RECEIVED FROM YOUR NOMINEE, PLEASE CONTACT YOUR NOMINEE. IF YOU HAVE GENERAL QUESTIONS ABOUT THE DEBTORS’ SOLICITATION OF PLAN VOTES OR NEED ADDITIONAL COPIES OF SOLICITATION MATERIALS, PLEASE CONTACT THE VOTING AGENT BY TABULATION@EPIQGLOBAL.COM AND REFERENCING “HIGHPOINT RESOURCES” IN THE SUBJECT LINE, OR BY CALLING (855) 914-4726 (TOLL FREE) OR (503) 520-4495 (INTERNATIONAL).

PLEASE BE ADVISED THAT THE VOTING AGENT IS NOT AUTHORIZED TO PROVIDE, AND WILL NOT PROVIDE, LEGAL ADVICE.

[The CUSIP/ISIN information is included on Exhibit A hereto.]

Exhibit A

Please indicate the CUSIP and/or ISIN to which this Beneficial Holder Ballot pertains by checking the appropriate box below. If you hold 7% Notes and 8.75% Notes, you must submit a Beneficial Holder Ballot for each series of notes separately. Please be certain to check only one box. If you check more than one CUSIP and/or ISIN, you risk having your vote deemed invalid.

Class 4—Notes Claims
□	7% Notes	CUSIP – 06846NAD6 ISIN – US06846NAD66
□	8.75% Notes	CUSIP – 06846NAF1 ISIN – US06846NAF15